Exhibit 99.1

MANAGEMENT AND BOARD OF DIRECTORS

The following table presents information concerning our executive officers and board of directors following the Spin-Off as of September 30, 2018, including a five-year employment history.

Name	Age	Position
Roger B. Fradin	65	Chairman of the Board
Michael G. Nefkens	48	President and Chief Executive Officer, Director
Paul F. Deninger	60	Director
Niccolo Mcleod De Masi	37	Director
Jack R. Lazar	53	Director
Nina L. Richardson	59	Director
Andrew C. Teich	57	Director
Sharon Wienbar	56	Director
Robert B. Aarnes	49	President, ADI
Michael D. Flink	58	Executive Vice-President and Chief Sales and Marketing Officer
Stephen M. Kelly	50	Executive Vice-President and Chief Human Resources Officer
Jeannine J. Lane	57	Executive Vice-President, General Counsel and Corporate Secretary
Joseph D. Ragan III	57	Executive Vice-President and Chief Financial Officer

Our Directors

Roger B. Fradin

Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation, where he served as president and chief executive officer of the Security and Fire Solutions segment. Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014 and served as vice chairman of Honeywell from April 2014 to February 2017. Mr. Fradin has served as an independent contractor to Honeywell since March 2018. He is also an operating executive with The Carlyle Group since 2016 and an advisor to Seal Rock Partners since 2014. Mr. Fradin received his M.B.A. and B.S. degrees from The Wharton School at the University of Pennsylvania. While a student at Wharton, Mr. Fradin also served as a member of its faculty from 1976 to 1977. He is a director at MSC Industrial Direct, Pitney Bowes, Harris Corporation and GS Acquisition Holdings. Mr. Fradin was chosen as Chairman of our Board because of his extensive experience as an executive at Honeywell, his background in the fire solutions and the automation and control solutions industries and his strong leadership abilities.

Michael G. Nefkens

See “—Our Executive Officers” below for additional information.

Paul F. Deninger

Mr. Deninger has served as executive chairman of IDL Development, Inc., a private company engaged in advanced material science research, since June 2016. Mr. Deninger also serves as a senior advisor to Evercore Inc., a publicly held investment banking advisory firm. Between February 2011 and June 2016, Mr. Deninger served as a senior managing director with Evercore. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies Group LLC, a wholly-owned subsidiary of Jefferies Financial Group Inc., a diversified financial services company. Prior to that he served as chairman and chief executive officer of Broadview International LLC, a mergers and acquisitions advisory firm focused on the technology industry.

Mr. Deninger received his B.S. from Boston College and his M.B.A. from Harvard Business School. He is a director at Iron Mountain Inc. Mr. Deninger will provide the Board with significant expertise in capital markets and the technology sector.

Niccolo Mcleod De Masi

Mr. Niccolo M. de Masi has served as executive chairman of Glu Mobile, Inc. since November 2016, as president and chief executive officer from January 2010 to November 2016, as a director since January 2010, as interim chairman of the board of directors from July 2014 to December 2014 and as the chairman of the board of directors since December 2014. Mr. de Masi also has served as the president of Essential Products, Inc., a mobile phone hardware company since November 2016. Mr. de Masi received his B.A. and M.A. degrees in physics from Cambridge University and his M.S. degree in electronic engineering from Cambridge University. Mr. de Masi previously served as a director of Xura, Inc. from November 2015 until its sale in August 2016. Mr. de Masi will provide the Board with extensive experience in managing the operations of a technology business.

Jack R. Lazar

Mr. Lazar has been an independent business consultant since March 2016. From January 2014 to March 2016, he served as the chief financial officer of GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 to January 2014, he was an independent business consultant. From May 2011 to January 2013, Mr. Lazar served as senior vice president, corporate development and general manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. Mr. Lazar is a certified public accountant (inactive) and received his B.S. degree in commerce with an emphasis in accounting from Santa Clara University. He is a director at Mellanox Technologies, Quantenna Communications and Silicon Laboratories, Inc. He previously served as a director at TubeMogul, Inc. (2013-2016). Mr. Lazar offers the board valuable expertise in best practices for a public company on a global scale, as well as financial management given his background as a chief financial officer and a certified public accountant.

Nina L. Richardson

Ms. Richardson serves as managing director of Three Rivers Energy, Inc., a company she co-founded in 2004, and has been an independent consultant since March 2015. From February 2013 to February 2015, Ms. Richardson served as chief operating officer of GoPro, Inc. She has also held several executive positions of increasing responsibility at Flextronics, Inc., a global electronics and manufacturing service provider. Ms. Richardson received her B.S. degree in industrial engineering from Purdue University and an executive M.B.A. from Pepperdine University. She is a director at Zayo Group Holdings, Inc. and Silicon Laboratories Inc. She previously served as a director at Callidus Software, Inc. (2017-2018) and Silicon Graphics International Corp. (2016). Ms. Richardson provides operational expertise from a global perspective and strengthens the Board’s experience within the consumer technology sector.

Andrew C. Teich

Mr. Teich has been a private technology consultant since June 2017. From May 2013 until June 2017, he served as the chief executive officer and president of FLIR Systems, Inc., a public multinational imaging and sensing company, and a director from July 2013 to June 2017. Mr. Teich joined FLIR Systems, Inc. in 1999 and has held various positions of increasing responsibility within the company including president of the Commercial Systems, Commercial Vision Systems and Thermography divisions. Mr. Teich received his B.S. degree in marketing from Arizona State University and is an alumnus of the Harvard Business School Advanced Management Program. He is a director at Sensata Technologies Holding PLC. Mr. Teich offers the Board experience in acquisitions and operational integration and the Board will benefit from his experience as chief executive officer and director of a public multinational company.

Sharon Wienbar

Ms. Wienbar was chief executive officer of Hackbright Academy, a technology training firm, from 2015 to 2016. From 2007 to 2015, she served as a partner at Scale Venture Partners, a technology and healthcare venture capital firm. Ms. Wienbar received her A.B. and A.M. degrees in engineering from Harvard University and her M.B.A. from Stanford University. She is a director at Colfax Corporation. She previously served on Microsoft Inc.’s venture advisory committee and as a director of Everyday Health, Inc. (2007-2016) and Glu Mobile Inc. (2004-2008). Ms. Wienbar offers the Board extensive experience as an operating executive and strategist in the software and technology fields, as well as experience as a director of a public multinational company.

Our Executive Officers

Michael G. Nefkens

Mr. Nefkens has served as the President and chief executive officer of Honeywell’s Homes Business since May 2018 and will serve as a member of the Board following the Spin-Off. Mr. Nefkens served as executive vice president and general manager of Regions & Industries at DXC Technology Company from April 2017 to February 2018. Mr. Nefkens served as executive vice president and general manager of Enterprise Services at Hewlett Packard Enterprise Company since November 2015. Prior to that, Mr. Nefkens performed a similar role at Hewlett-Packard Co. (“HP Co.”) from December 2012 to November 2015, having been appointed to the role in an acting capacity in August 2012. Previously, Mr. Nefkens served as senior vice president and general manager of Enterprise Services in the EMEA region at HP Co. from November 2009 to August 2012. Mr. Nefkens received his bachelor’s degree in finance from Texas Christian University and his M.B.A. from Duke University’s Fuqua School of Business. He served as a Director of Riverbed Technology, Inc. from September 2014 to April 2015. Mr. Nefkens was chosen to lead Resideo and serve as a member of the Board because of his background in the technology sector, his extensive experience running complex multinational organizations, his strong leadership abilities and his record of delivering innovative solutions and shareholder value.

Robert B. Aarnes

Mr. Aarnes served as president of Honeywell’s ADI Global Distribution business from January 2017 until the Spin-Off. Mr. Aarnes served as vice president and general manager of Honeywell’s ADI North America business from November 2014 to January 2017. Mr. Aarnes served as vice president of operations of Honeywell’s ADI North America business from January 2013 to November 2014. Prior to joining Honeywell, Mr. Aarnes served as president and chief executive officer of GUNNAR Optiks, LLC, a company that specializes in developing and manufacturing digital eyewear, from September 2008 to November 2012. Mr. Aarnes received his bachelor’s degree in political science from the United States Naval Academy and his M.B.A. in management from San Diego State University.

Michael D. Flink

Mr. Flink served as president of Honeywell Homes Products from June 2018 until the Spin-Off. Mr. Flink served as president of Honeywell’s Homes Business from January until May 2018. Prior to this, he served as President of Honeywell Security and Fire from January 2017 until December 2017. Mr. Flink served as president of Honeywell’s ADI Global Distribution business from December 2014 to January 2017. Mr. Flink served as president of Honeywell’s ADI Americas business from September 2010 to December 2014. He was managing director of Honeywell’s Security division, Middle East region, from September 2006 to September 2010. He was managing director of Honeywell’s ADI Global Distribution business, EMEA region, from December 2004 to September 2006. Mr. Flink served as vice president of marketing and operations of Honeywell from March 2003 to December 2004. Mr. Flink received his bachelor’s degree in communications from North Carolina State University.

Stephen M. Kelly

Mr. Kelly served as vice president of Human Resources, Communications for Honeywell’s aerospace business from 2014 until 2018. Mr. Kelly was the vice president of Corporate Human Resources, Organizational Development & Learning at Honeywell from 2013 to 2014. Mr. Kelly joined Honeywell in 2008 and has served in various human resources leadership positions for Honeywell’s aerospace business. He was vice president of Human Resources for Honeywell’s aerospace business’s commercial segment in 2013. Previously, Mr. Kelly was vice president of Human Resources for Honeywell’s Aerospace Defense & Space unit from 2011 to 2013. He was vice president of Human Resources for Honeywell’s aerospace Engineering & Marketing unit from 2008 to 2011. Prior to joining Honeywell, Mr. Kelly was vice president of Human Resources for the Dental business at Danaher Corporation (“Danaher”) from 2007 to 2008. Mr. Kelly was Vice President of the EMEA region and global head of staffing and talent management of the Industrial Technologies business at Danaher from 2005 to 2007. Prior to joining Danaher, Mr. Kelly was the head of Human Resources for BHA Group, Inc. Mr. Kelly received his bachelor’s degree in personnel administration from the University of Kansas and a master’s degree in organizational development from Ottawa University.

Jeannine J. Lane

Ms. Lane was appointed our Executive Vice-President, General Counsel and Corporate Secretary in July, 2018. From January 2018 to such appointment, Ms. Lane was the Vice President and General Counsel of Honeywell Homes. She was the Vice President and General Counsel of Honeywell Security and Fire from 2015 to 2017, Honeywell Fire Business and Honeywell Safety Business from 2014 to 2015, Honeywell Life Safety Business from 2013 to 2014 and Honeywell Security from 2004 to 2013. Ms. Lane holds a bachelor’s degree in political science from SUNY University at Albany and a Doctorate of Law from Albany Law School.

Joseph D. Ragan III

Mr. Ragan served as chief financial officer of Honeywell Homes from August 2018 until the Spin-Off. From May 2013 to July 2018, he served as chief financial officer of Ferroglobe PLC and Globe Specialty Metals, Inc. (which combined with Grupo FerroAtlántica, S.A. in 2015 to form Ferroglobe PLC.). Prior to that, he served as chief financial officer of Boart Longyear Limited from 2008 to 2013. Before his civilian career, Mr. Ragan was a U.S. Army military intelligence officer. He was a licensed certified public accountant in the State of Virginia for over 20 years and trained as a CPA with Deloitte & Touche. Mr. Ragan received his bachelor’s degree in accounting from the University of the State of New York and his master’s degree in accounting from George Mason University.

Our Board of Directors Following the Spin-Off and Director Independence

Immediately following the Spin-Off, we expect that our Board will comprise eight directors. A majority of our directors will meet the independence requirements set forth in the listing standards of the New York Stock Exchange at the time of the Spin-Off.

Committees of the Board

Effective upon the completion of the Spin-Off, our Board will have the following committees, each of which will operate under a written charter that will be posted on our website prior to the Spin-Off.

Audit Committee

The Audit Committee will be established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee will be more fully described in our Audit Committee charter. We anticipate that our Audit Committee, among other duties, will oversee:

•	management’s conduct of our financial reporting process (including the development and maintenance of systems of internal accounting and financial controls);

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